Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Andrew C. Sagliocca, President and Chief Executive Officer of Esquire Financial Holdings, Inc., (the “Company”) and Eric S. Bader, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each certify in his capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended December 31, 2017 (the “Report”) and that to the best of their knowledge:
1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2018	/s/ Andrew C. Sagliocca Andrew C. Sagliocca President and Chief Executive Officer
Date: March 29, 2018	/s/ Eric S. Bader Eric S. Bader Executive Vice President, Chief Financial Officer and Treasurer
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.
A signed original of this written statement required by Section 906 has been provided to Esquire Financial Holdings, Inc. and will be retained by Esquire Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.